UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 28, 2016 (April 27, 2016)

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

974 Centre Road
Wilmington, Delaware 19805
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 27, 2016, E. I. du Pont de Nemours and Company (the “Company”) held its Annual Meeting of Stockholders. As of the close of business on March 7, 2016, the record date for the annual meeting, 873,160,495 shares of the Company’s common stock, par value $0.30 per share, were outstanding and entitled to vote. A total of 765,931,048 shares of common stock were voted in person or by proxy, representing 87.72 percent of the shares entitled to be voted. The following are the final voting results on proposals considered and voted upon at the meeting, all of which are described in the Company's 2016 Proxy Statement.

Proposal 1 - Election of Directors. The Company’s stockholders elected the following 11 nominees to serve on the Board of Directors until the next annual meeting of stockholders and until their successors have been duly elected or appointed.

Director	For	Against	Abstain	Broker Non-Votes
Lamberto Andreotti	633,374,649	6,579,873	1,325,799	124,650,727
Edward D. Breen	613,199,844	24,081,234	3,999,243	124,650,727
Robert A. Brown	634,201,117	5,775,852	1,303,352	124,650,727
Alexander M. Cutler	571,916,500	68,044,775	1,319,046	124,650,727
Eleuthère I. du Pont	586,120,795	53,981,168	1,178,358	124,650,727
James L. Gallogly	633,668,537	6,284,976	1,326,808	124,650,727
Marillyn A. Hewson	585,901,875	54,142,799	1,235,647	124,650,727
Lois D. Juliber	471,207,372	168,820,576	1,252,373	124,650,727
Ulf M. Schneider	632,348,298	7,609,564	1,322,459	124,650,727
Lee M. Thomas	585,523,290	54,411,247	1,345,784	124,650,727
Patrick J. Ward	633,454,544	6,527,159	1,298,618	124,650,727

Proposal 2 - Approval of an Amendment to, and Performance Goals under, the E. I. du Pont de Nemours and Company Equity and Incentive Plan. The Company’s stockholders approved an amendment to, and the performance goals under, the E. I. du Pont de Nemours and Company Equity and Incentive Plan.

For	Against	Abstain	Broker Non-Votes
618,058,326	20,261,925	2,960,070	124,650,727

Proposal 3 - Ratification of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm. The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016.

For	Against	Abstain
755,754,354	8,297,968	1,878,726

Proposal 4 - Advisory Vote on Executive Compensation. The Company’s stockholders approved, by advisory vote, the compensation of its named executive officers.

For	Against	Abstain	Broker Non-Votes
404,242,711	233,217,415	3,820,195	124,650,727

Proposal 5 - Stockholder Proposal on Employee Board Advisory Position. The Company’s stockholders did not approve the stockholder proposal regarding the creation of an advisory position to the Board of Directors to be filled by a current Company wage roll employee serving as a representative of the employees at his or her plant site.

For	Against	Abstain	Broker Non-Votes
17,231,459	610,079,975	13,968,887	124,650,727

Proposal 6 - Stockholder Proposal on Supply Chain Deforestation Impact. The Company’s stockholders did not approve a stockholder proposal regarding the preparation of a public report describing how the Company is assessing the Company’s supply chain impact on deforestation and the Company’s plan to mitigate these risks.

For	Against	Abstain	Broker Non-Votes
138,952,192	466,146,596	36,181,533	124,650,727

Proposal 7 - Stockholder Proposal on Accident Risk Reduction Report. The Company’s stockholders did not approve a stockholder proposal regarding a report on the steps the Company has taken to reduce risk of accidents.

For	Against	Abstain	Broker Non-Votes
175,804,642	409,915,849	55,559,830	124,650,727

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Jeanmarie F. Desmond
Jeanmarie F. Desmond
Vice President and Controller

April 28, 2016

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